UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2025 (April 2, 2025)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	N/A(1)

(1)	On April 3, 2025, NYSE American notified the Company that it has determined to commence proceedings to delist the Company’s common shares and trading of the Company’s common shares on NYSE American was suspended on such date. The Company is requesting a review of NYSE American’s determination to delist the Company’s common shares. Accordingly, trading of the Company’s common shares will remain suspended pending the outcome of that review. If the delisting determination is upheld, NYSE American will file a Form 25 with the U.S. Securities and Exchange Commission to delist the common shares from NYSE American. The deregistration of the common shares under Section 12(b) of the Act will be effective 90 days, or such shorter period as the U.S. Securities and Exchange Commission may determine, after filing of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on November 4, 2024, 1847 CMD Inc. (“1847 CMD”), a wholly owned subsidiary of 1847 Holdings LLC (the “Company”), entered into a stock and membership interest purchase agreement with Christopher M. Day, which was amended and restated on December 5, 2024 and further amended on December 13, 2024 and December 16, 2024 (as so amended, the “Purchase Agreement”). Pursuant to the Purchase Agreement, 1847 CMD agreed to acquire all of the issued and outstanding capital stock of CMD Inc., a Nevada corporation (“CMD”), and all of the membership interests of CMD Finish Carpentry LLC, a Nevada limited liability company (“Finish” and together with CMD, the “CMD Companies”), from The CD Trust, dated October 18, 2021 (the “Seller”).

As previously disclosed, on December 16, 2024, closing of the transactions contemplated by the Purchase Agreement was completed. Pursuant to the Purchase Agreement, the Company acquired the CMD Companies for an aggregate purchase price of $18,750,000, consisting of $17,750,000 in cash (subject to adjustments) and $1,000,000 of a promissory note in the principal amount of $1,050,000 (collectively, the “Purchase Price”), the remaining $50,000 of which is allocated for Seller’s expenses. The Company also paid a deposit of $1,000,000 and the Seller’s legal fees of $25,000, which were not applied to the Purchase Price.

Pursuant to the Purchase Agreement, the Purchase Price was subject to a post-closing working capital adjustment provision.  On April 2, 2025, the parties entered into Amendment No. 3 to the Purchase Agreement (the “Amendment”), pursuant to which the parties agreed to waive the working capital adjustment provision. The parties also agreed that no Purchase Price adjustment was due at the closing as a result of comparing the Net Working Capital Target (as defined in the Purchase Agreement) to the net working capital reflected in the Preliminary Balance Sheet (as defined in the Purchase Agreement). In addition, the parties agreed that the Seller will not be in breach of Section 4.5 of the Purchase Agreement (Financial Statements) with respect to line items that are included in the net working capital calculation.

The foregoing summary of the terms and conditions of the Purchase Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached as Exhibits hereto, which are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2025, the Company received a notification letter from NYSE Regulation notifying the Company that it had determined to delist the Company’s common shares from NYSE American as it had determined that the Company is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of the Company’s common shares. Under NYSE delisting procedures, the Company has a right to a review of this determination by the Listings Qualifications Panel of the Committee for Review of the Board of Directors of the Exchange by providing a written request for such a review on or before April 10, 2025. The Company intends to request such a review.

Trading of the Company’s common shares on NYSE American was suspended on April 3, 2025. Since the Company intends to request a review of the delisting determination, trading of the Company’s common shares will remain suspended until the review is completed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Stock and Membership Interest Purchase Agreement, dated November 4, 2024, between 1847 CMD Inc. and Chris Day (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 18, 2024)
10.2	Amended and Restated Stock and Membership Interest Purchase Agreement, dated December 5, 2024, between 1847 CMD Inc. and Chris Day (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on December 18, 2024)
10.3	Amendment No. 1 to Amended and Restated Stock and Membership Interest Purchase Agreement, dated December 13, 2024, between 1847 CMD Inc., Chris Day and The CD Trust, dated October 18, 2021 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 18, 2024)
10.4	Amendment No. 2 to Amended and Restated Stock and Membership Interest Purchase Agreement, dated December 16, 2024, between 1847 CMD Inc., Chris Day and The CD Trust, dated October 18, 2021 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on December 18, 2024)
10.5	Amendment No. 3 to Amended and Restated Stock and Membership Interest Purchase Agreement, dated April 2, 2025, between 1847 CMD Inc., Chris Day and The CD Trust, dated October 18, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2025	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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